      As Filed with the Securities and Exchange Commission on March 1, 2001
                                                       Registration No. 33-94553
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                 ---------------

                            POST-EFFECTIVE AMENDMENT
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                 ---------------

                     INTERDIGITAL COMMUNICATIONS CORPORATION
               (Exact Name of Registrant as Specified in Charter)

          PENNSYLVANIA                                         23-1882087
  (State or Other Jurisdiction                              (I.R.S. Employer
       of Incorporation or                                   Identification
          Organization)                                         Number)

                                781 Third Avenue
                       King of Prussia, Pennsylvania 19406
                                 (610) 878-7800
                   (Address, including zip code, and telephone
             number, including area code, of Registrant's principal
                               executive offices)

                1997 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

                            (Full title of the plan)

                       William J. Merritt, General Counsel
                     InterDigital Communications Corporation
                                781 Third Avenue
                       King of Prussia, Pennsylvania 19406
                     (Name and address of agent for service)

                                 (610) 878-7800
          (Telephone number, including area code, of agent for service)

                  Upon its effectiveness on January 12, 2000, this Registration Statement of InterDigital Communications Corporation (the "Company") on Form S-8, Registration No. 33-94553 (the "Registration Statement"), covered 1,500,000 shares of common stock of the Company, par value $.01 per share ("Common Stock"), related to options granted or to be granted under the Company's 1997 Stock Option Plan for Non-Employee Directors (the "1997 Stock Option Plan").

                  In connection with the approval and adoption by the Company of an award and incentive compensation plan entitled the 2000 Stock Award and Incentive Plan (the "2000 Plan"), all shares remaining available for awards under the 1997 Stock Option Plan are now available for issuance under the 2000 Plan. No further options to purchase shares of Common Stock will hereafter be granted under the 1997 Stock Option Plan.

                  Accordingly, by this Post-Effective Amendment, the Company hereby deregisters 865,641 shares of Common Stock covered by the Registration Statement. These deregistered shares represent all of the shares remaining available for awards under the 1997 Stock Option Plan as of the effective date of the 2000 Plan that are being carried over to the 2000 Plan Registration Statement as shares of Common Stock to be available for offer and sale under the 2000 Plan.

                                    Signature

                  Pursuant to the requirements of the Act, and in accordance with Rule 478(a)(4) under the Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in King of Prussia, Pennsylvania, on February 28, 2001.


                               INTERDIGITAL COMMUNICATIONS CORPORATION


                               By: /s/ Howard E. Goldberg
                                   -------------------------------------------
                                   Howard E. Goldberg, Chief Executive Officer,
                                   the principal executive officer
Date:  February 28, 2001